UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 28, 2006 (December 22, 2006)
Date of Report (Date of earliest event reported)

GREEN MOUNTAIN POWER CORPORATION
(Exact name of registrant as specified in its charter)

VERMONT
(State of other jurisdiction of incorporation)

1-8291	03-0127430
(Commission File Number)	(IRS Employer Identification Number)

163 ACORN LANE
COLCHESTER, VT 05446
(Address and zip code of principal executive offices)

(802) 864-5731
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 22, 2006, Green Mountain Power Corporation (the "Company") issued a press release announcing an order issued by the Vermont Public Service Board (the "VPSB") on December 22, 2006, approving a 9.09 percent rate increase, effective January 1, 2007, and an alternative regulation plan for the Company. The VPSB order approved the Memorandum of Understanding between the Company and the Vermont Department of Public Service (the “Department”) dated August 22, 2006. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the VPSB order is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release, dated December 22, 2006, announcing approval of a 9.09 percent rate increase and an alternative regulation plan.
99.2	Vermont Public Service Board Order, dated December 22, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN POWER CORPORATION (Registrant)
Date: December 28, 2006	By: /s/ Dawn D. Bugbee
Name: Dawn D. Bugbee Title: Vice President and Chief Financial Officer (principal accounting officer)

Exhibit Index

Exhibit	Description
99.1	Press release, dated December 22, 2006, announcing approval of a 9.09 percent rate increase and an alternative regulatory plan.
99.2	Vermont Public Service Board Order, dated December 22, 2006.